Exhibit 3(a)

SOUTHERN UNION COMPANY

AMENDED AND RESTATED BY-LAWS

ARTICLE I - STOCKHOLDERS

Section 1.  Annual Meetings.  Annual meetings of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the last Tuesday in April at such time and place or on such other date and time, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.  Special Meetings.  Special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution adopted by the vote of a majority of the directors then in office or by the holders of not less than a majority of the voting power of all of the then-outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors.  Any such special meeting shall be held at such time and such place, either within or without the State of Delaware, as designated in the call of such meeting.  The business to be transacted at any such meeting shall be limited to that stated in the call and notice thereof.

Section 3.  Notice of Meetings. At least ten (10) days before each meeting of stockholders, other than an adjourned meeting, written or printed notice, stating the time and place of the meeting and generally the nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote at the meeting, at such stockholder’s last known address as shown by the Company’s stock records.

Section 4.  Record Date.  The Board of Directors shall fix a record date for determination of stockholders entitled to receive notice of and vote at each stockholders’ meeting, which such date shall not be more than sixty (60) days or less than ten (10) days before the date of the meeting; provided, however, that when a meeting is adjourned to another time, no new record date need be fixed for the adjourned meeting, unless the adjournment is for more than thirty (30) days.  In the absence of any action by the Board of Directors, the date upon which the notice is mailed shall be the record date.

Section 5.  Quorum.  Except as provided in the next section, a quorum for the transaction of business at any duly called meeting of stockholders shall be any number of stockholders, present in person or represented by proxy at the meeting, who together are the holders of at least a majority of the shares of issued and outstanding stock the holders of which are entitled to vote at the meeting.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.  Adjournment of Meetings.  If any meeting of stockholders cannot be organized for failure of a quorum to be present as provided above, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by the affirmative vote of the holders of a majority of the stock having voting power who are present in person or represented by proxy, and unless adjournment is for more than thirty (30) days or a new record date is fixed, no notice shall be required for any such adjourned meeting.  If, however, notice of such adjourned meeting is sent to the stockholders entitled to receive the same at least ten (10) days in advance thereof, such notice stating (a) the purpose of the meeting, (b) that the previous meeting could not be organized for lack of a quorum and (c) that under the provisions of this Section 6, it is proposed to hold the adjourned meeting with a quorum of those present, though representing less than a majority of the stock, then any number of stockholders entitled to vote who are present in person or represented by proxy shall constitute a quorum at such adjourned meeting for the transaction of business, unless the number of stockholders present constitutes less than one-third (1/3) of the shares entitled to vote at the meeting.

Section 7.  Voting.

(a)                                 Election of Directors.  In voting for election of directors, the voting shall be by written ballot, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for election of directors with respect to the shares of stock held by the stockholder multiplied by the number of directors to be elected by the stockholder, and the stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for or for any two or more of them as the stockholder may see fit.  Any stockholder who intends to cumulate votes shall give written notice of such intention to the Secretary of the Company no later than ten days after the date on which notice of such meeting was first sent to stockholders.  The number of nominees for election as director up to the number of directors to be elected receiving the greatest number of votes shall be those elected.

(b)                                Other Matters.  At all meetings of stockholders all questions except the election of directors, and except as otherwise expressly provided by statute or the Company’s certificate of incorporation as in effect from time to time (the “Certificate of Incorporation”), shall be determined by the vote of the holders of a majority of the stock having voting power represented at the meeting in person or by proxy.  The manner of voting (by ballot, voice vote or showing of hands) shall be at the discretion of the chairman of the meeting, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

Section 8.  Proxies.  A stockholder may vote through a proxy appointed by a written instrument signed by the stockholder or by the stockholder’s duly authorized attorney-in-fact and delivered to the Secretary at or prior to the meeting.  No proxy shall be valid after six (6) months of the date of its execution unless a longer period is expressly provided therein.  Each proxy shall be revocable unless expressly provided to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 9.  Certain Rules of Procedure Relating to Stockholder Meetings.  All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

(i)                                    The Inspectors of Election and Tellers Committee shall be composed of such persons designated by resolution of the Board of Directors in advance of any such meeting.

(ii)                                 Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

(iii)                              The Chief Executive Officer (or, in the absence of the Chief Executive Officer, a designee of the Board) shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the Chief Executive Officer or the designee of the Board (whichever is presiding).  The Chief Executive Officer or the designee of the Board (whichever is presiding) shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting.  Among other things, the Chief Executive Officer or the designee of the Board (whichever is presiding) shall have the power to adjourn or recess the meeting (except as provided in Article I, Section 6), to silence or expel persons to insure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the Chief Executive Officer or the designee of the Board (whichever is presiding) or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

Section 10.  Requests for Stockholder List and Company Records.  Stockholders shall have those rights afforded under the General Corporation Law of the State of Delaware (the “DGCL”) to inspect a list of stockholders and other related records and to make copies or extracts therefrom.  Such request shall be in writing in compliance with Section 220 of the DGCL.  In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Company and that such information shall only be used for the purpose stated in the request.  Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Company.  Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Company’s principal executive offices are located.  Alternative arrangements with respect to this Section 10 may be permitted in the discretion of the Chief Executive Officer or by vote of the Board of Directors.

Section 11.  New Business.  Any new business to be taken up at any annual meeting of stockholders shall be stated in writing and filed with the Secretary at least ten (10) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting of stockholders.  Any stockholder may make any other proposal at the annual meeting, and the proposal may be discussed and considered, but unless stated in writing and filed with the Secretary at least ten (10) days before the meeting such proposal shall be postponed for action at an adjourned, special or annual meeting of stockholders taking place thirty (30) days or more thereafter.  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated as herein provided.

ARTICLE II - DIRECTORS

Section 1.  Powers.  The business, property and affairs of the Company shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

Section 2.  Number and Term of Office.  Except as otherwise provided in the Company’s Certificate of Incorporation and subject to the rights of the holders of any series of the Company’s Preferred Stock to elect additional directors, the number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than fifteen (15).  Within such limits, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors whose directorships are being eliminated (as determined by the Board of Directors) unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.  The Board of Directors shall be divided into three (3) classes serving for those Initial terms as provided in Article EIGHTH of the Company’s Restated Certificate of Incorporation.  At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders.  Any individual who is an officer of the Company is eligible to be a director of the Company provided that such individual will be deemed qualified to be a director only for so long as he or she remains an officer of the Company; if at any time during his or her term of office as a director, such individual resigns, retires or is removed from his or her position as an officer of the Company, then such individual shall automatically cease to be a director of the Company.  Notwithstanding any provision of this Section 2 or Section 3 below, whenever the holders of the Company’s Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of directorships shall be governed by the terms of the Company’s Certificate of Incorporation applicable thereto.

Section 3.  Filling of Vacancies.  Subject to the rights of the holders of any class or series of any capital stock of the Company entitled to vote generally in the election of directors then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.  No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 4.  Place and Manner of Meetings.  The Board of Directors and any committee of the Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Members of the Board of Directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation constitutes presence in person at such meeting.

Section 5.  Organizational Meetings.  Immediately after each annual meeting of stockholders, the newly elected directors shall meet for the purpose of organization, election of officers and the transaction of any business, if a quorum be present.  No notice of any such organizational meeting shall be required.

Section 6.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

Section 7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chairman of the Executive Committee or the President and shall be called by the Secretary on the written request of any two (2) directors, upon at least two (2) days’ notice stating the time and place of the meeting given to each director by mall, telegraph or telephone.  Except as otherwise expressly provided by statute, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting must be specified in the notice or waiver of notice.

Section 8.  Action Without Meeting.  Any action which may be taken at a meeting of the Board of Directors or at any meeting of a Committee of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or the committee and tiled with the minutes of the proceedings of the Board of Directors or the committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 9.  Quorum.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present, if a quorum exists, shall be the act of the Board of Directors except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these By-Laws.  In the case of an equality of votes on any question before the Board of Directors, the Chairman of the Board of the Company shall have a second and deciding vote.

Section 10.  Adjourned Meetings.  Any meeting of the Board of Directors may be adjourned from time to time to reconvene at the same or a different place, upon resolution of the Board of Directors or a majority of the directors present, if less than a quorum, and no notice of any adjourned meeting or meetings or the business to be transacted thereat shall be necessary.

Section 11.  Advisory Directors.  The Board of Directors from time to time may appoint one or more persons as advisory directors of the Company, to serve in such capacity until the next organizational meeting of the Board of Directors provided for in Section 5 of this Article.  No such advisory director shall be entitled to vote at any meeting of the Board of Directors nor shall such advisory director be counted for purposes of determining the presence of a quorum at any such meeting.  Each such advisory director, however, shall be entitled to notice of, to attend, and to participate in the deliberations of, all meetings of the Board of Directors.

Section 12.  Compensation of Directors and Advisory Directors.  Directors and advisory directors shall not receive any salary for their services as directors, but as authorized by the Board of Directors they shall be paid their expenses of attendance at meetings of the Board of Directors and any committees of the Board of Directors and a fixed fee for attendance at each such meeting, series of meetings, and/or a regular retainer payable quarterly, monthly or otherwise.  Nothing herein contained shall be construed to preclude any director or advisory director from serving the Company in any other capacity and receiving compensation therefor.

Section 13.  Nominating Procedure for Directors and Qualifications.

(a)                                 Nominating Procedure.  Except as otherwise provided in the Company’s Certificate of Incorporation relating to the rights of the holders of any series of the Company s Preferred Stock to elect additional directors, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholders’ intent to make such nomination or nominations has been given to the Secretary of the Company not later than (1) with respect to an election to be held at an annual meeting of stockholders, at least forty-five (45) days in advance of such meeting and (2) with respect to an election to be held at a special meeting of stockholders, no later than ten (10) days after the date on which notice of such meeting was first sent to stockholders.  Each such notice shall set forth (i) the name, age, residence address and business address of the nominating stockholder and of the person or persons to be nominated; (ii) a representation that the nominating stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or such nominees are to be elected; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors or a committee thereof; (v) a statement as to each proposed nominee and a statement as to the nominating stockholder stating whether the nominee or stockholder has been a participant in any proxy contest or other change of corporate control within the past ten (10) years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof and the relationship of the nominee and the stockholder to the principals; (vi) if any shares of the Company’s stock owned of record or beneficially, directly or indirectly, by each proposed nominee or the nominating stockholder were acquired in the last two (2) years, a statement of the dates of acquisition and amounts acquired on each date; (vii) a description of any arrangement or understanding of each nominee and of the nominating stockholder with any person regarding future employment by the nominee or stockholder with the Company or any future transaction to which the Company will or may be a party; (viii) a statement as to each nominee and a statement as to the nominating stockholder as to whether or not the nominee or stockholder will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof; (ix) the consent of each nominee to serve as a director of the Company if so elected; and (x) any plans or proposals that each nominee or the nominating stockholder may have that relate to or may result in the acquisition or disposition of securities of the Company, an extraordinary corporate transaction (such as a merger, reorganization or liquidation) involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries, any change in the Board of Directors or management of the Company (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board), any material change in the present capitalization or dividend policy of the Company, any change in the Company’s Certificate of Incorporation or By-Laws, causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be quoted on an inter-dealer quotation system of a registered national securities association, a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, or any other material change in the Company’s business or corporate structure or any action similar to those listed above.  The Board of Directors of the Company may disqualify any nominee who fails to provide it with complete and accurate information as required above.  The Chief Executive Officer (or, in the absence of the Chief Executive Officer, the designee of the Board) may, in his or her discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

(b)                                Certain Qualifications.  No person shall be a member of the Board of Directors, (i) who owns, together with his or her family residing with him, directly or indirectly, more than one percent (1%) of the outstanding shares of any other entity, or an affiliate or subsidiary thereof, that competes with the Company or any of its subsidiaries, (ii) who is a director, officer, employee, agent, a nominee, attorney or investment banker of or for any other entity, or an affiliate or subsidiary thereof, that competes with the Company or any of its subsidiaries or (iii) who has or is the nominee of anyone who has any contract, arrangement or understanding with any other entity, or an affiliate of subsidiary thereof, that competes with the Company or any of its subsidiaries or with any officer, employee, agent, nominee, attorney or other representative thereof, that he or she will reveal or in any way utilize information obtained as a director or that he or she will directly or indirectly attempt to effect or encourage any action of the Company.  Directors must be stockholders of the Company.  Notwithstanding any limitation in this subsection 14(b), the Board of Directors in their discretion may waive any or all of the above requirements.

Section 14.  Interested Directors.  No contract, transaction or act of the Company shall be affected by the fact that a director of the Company is in any way interested in, or connected with, any party to such contract, transaction or act, if the interested director shall at least five (5) days prior to the date of any meeting of the Board of Directors, regular or special, at which such contract, transaction or act is to be considered, give notice in writing to each of the remaining directors of his or her interest in or in connection with the proposed contract, transaction or act.  If such condition is complied with, the interested director may be counted in determining a quorum at any meeting of the Board of Directors which shall authorize any such contract, transaction or act, but may not vote thereat.

Section 15.  Evaluation of Business Combinations.  The Board of Directors of the Company, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Company or otherwise to effect a merger or other business combination involving the Company, shall, in connection with the exercise of its judgment as to what is in the best interests of the Company as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

(i)                                      the interests of the Company’s stockholders;

(ii)                                   whether the proposed transaction violates federal or state law;

(iii)                              an analysis of not only the consideration being offered in the proposed transaction, in relation to the then-current market price for the outstanding capital stock of the Company, but also in relation to the market for the capital stock of the Company over a period of years, the estimated price which might be achieved in a negotiated sale of the Company as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in other similar transactions, current political, economic and other factors bearing on securities prices and the Company’s financial condition and future prospects; and

(iv)                                     the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Company and the communities in which the Company conducts it business.

In connection with any such evaluation, the Board of Directors is authorized to conduct its investigation and to engage in such legal proceedings as the Board of Directors may determine.

ARTICLE III - EXECUTIVE COMMITTEE

Section 1.  How Appointed.  By the affirmative vote of a majority of the directors, the Board of Directors may appoint an Executive Committee made up of members of the Board of Directors consisting of a Chairman and at least one additional member.  Vacancies occurring in the Executive Committee may be filled at any meeting of the Board of Directors.

Section 2.  Powers.  During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business, property and affairs of the Company, in such manner as the Executive Committee shall deem best for the interests of the Company in all cases in which specific directions shall not have been given by the Board of Directors, and as respects all matters which are not by statute, the Certificate of Incorporation or these By-Laws required to be acted upon by the Board of Directors.  Incident to the exercise of such powers the Executive Committee shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.

Section 3.  Procedures; Meetings and Quorum.  The Executive Committee of the Board of Directors may make its own rules or procedures.  It shall meet on the call of the Chairman or any two (2) of its members, and at any other time or times specified by the Board of Directors.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the Committee’s members shall be necessary for the taking of any action.

Section 4. Committee to Report to Board of Directors.  All actions by the Executive Committee of the Board of Directors shall be recorded in minutes of the Committee’s proceedings and shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Committee reflecting such actions shall be made available for the information of the directors attending such meeting of the Board.

Section 5. Chairman of the Executive Committee.  The Chairman of the Executive Committee shall be entitled to preside at the meetings of the Committee.

ARTICLE IV - AUDIT COMMITTEE

Section 1.  How Appointed.  By the affirmative vote of a majority of the directors, the Board of Directors shall appoint an Audit Committee made up of members of the Board of Directors who are not also employed as full time officers of the Company and consisting of a Chairman and at least one (1) and not more than two (2) additional members.  Vacancies occurring in the Audit Committee may be filled at any meeting of the Board of Directors.

Section 2.  Powers.  The Audit Committee shall have the following powers, responsibilities and duties: the recommendation to the Board of Directors of the engagement or discharge of the independent auditor; the review with the independent auditor of the plan and results of the auditing engagement; the review of the scope and results of the Company’s internal auditing procedures; the approval of each professional service provided or to be provided by the independent auditor; the consideration of the range of audit and nonaudit fees; and the review of the Company’s system of internal accounting controls; and, to the extent not otherwise required by statute, the Certificate of Incorporation or these By-Laws to be exercised or done by the stockholders or the Board of Directors, the Audit Committee shall have and may exercise all powers and authority of the Board of Directors in the management of the business, property and affairs of the Company that are delegated or assigned to the Audit Committee from time to time by the Board of Directors.

Section 3.  Procedures, Meetings and Quorum.  The Audit Committee may make its own rules of procedures.  It shall meet on the call of the Chairman or other member and at any other time or times specified by the Board of Directors.  Both members of the Audit Committee shall be necessary to constitute a quorum for the transaction of business, and in every case the affirmative vote of both of the Committee’s members shall be necessary for the taking of any action.

Section 4.  Committee to Report to Board of Directors.  All actions by the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Audit Committee reflecting such action shall be made available for the information of the directors attending such meeting of the Board.

ARTICLE V - COMPENSATION COMMITTEE

Section 1.  How Appointed.  By the affirmative vote of a majority of the directors, the Board of Directors shall appoint a Compensation Committee made up of members of the Board of Directors who are not also employed as full time officers of the Company and consisting of a Chairman and not less than two (2) additional members.  Vacancies occurring in the Compensation Committee may be filled at any meeting of the Board of Directors.

Section 2.  Powers and Duties.  The Compensation Committee shall review from time to time the compensation being paid by the Company to officers of the Company and all plans, provisions and policies of the Company covering the payment of various kinds of benefits to the various classifications of Company employees including, without being limited to, retirement income, group insurance, savings plans, retirement income plans, severance pay plans, stock option plans and long-term disability plans and based upon such review, the Compensation Committee shall from time to time make recommendations to the entire Board of Directors with respect to changes and modifications in such plans and benefits as the Compensation Committee shall have determined to be appropriate.  In addition, the Compensation Committee shall have and may exercise such powers and authority to the extent not otherwise required by statute, the Certificate of Incorporation or these By-Laws to be acted upon the Board of Directors or stockholders, as may be delegated or assigned to the Compensation Committee from time to time by the Board of Directors.

Section 3.  Procedures, Meetings and Quorum.  The Compensation Committee may make its own rules of procedures.  It shall meet on the call of the Chairman of any two (2) of its members and at any other time or times specified by the Board of Directors.  A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the Committee’s members shall be necessary for the taking of any action.

Section 4.  Committee to Report to Board of Directors.  All actions by the Compensation Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Compensation Committee reflecting such actions shall be made available for the information of the directors attending such meeting of the Board.

ARTICLE VI - CORPORATE GOVERNANCE COMMITTEE

Section 1.  How Appointed.  By the affirmative vote of a majority of the directors, the Board of Directors shall appoint a Corporate Governance Committee made up of members of the Board of Directors who are not also employed as full time officers of the Company and consisting of a Chairman and not less than two (2) additional members.  Vacancies occurring in the Corporate Governance Committee may be filled at any meeting of the Board of Directors.

Section 2.  Powers and Duties.  The Corporate Governance Committee shall identify individuals qualified to become directors, consistent with the criteria approved by the Board of Directors, and shall select, or recommend that the Board of Directors selects, the director nominees for the next annual meeting of the stockholders or to fill (or not to fill) any vacancy arising for any reason at any time on the Board of Directors.  The Corporate Governance Committee also shall develop, implement and monitor compliance with, policies and procedures with regard to recommendations by stockholders of director candidates.  The Corporate Governance Committee also shall identify and recommend for appointment by the Board of Directors, qualified directors to fill vacancies on any committee of the Board, including the Corporate Governance Committee.  In addition, the Corporate Governance Committee shall take a leadership role in shaping the corporate governance of the Company, including making recommendations on matters relating to:  the qualifications, responsibilities and continuing education of the directors; management succession policies and principles; and corporate governance principles and practices applicable to the Company.  In addition, the Corporate Governance Committee shall have and may exercise such powers and authority to the extent not otherwise required by statute, the Certificate of Incorporation or these By-Laws to be acted upon the Board of Directors or stockholders, as may be delegated or assigned to the Corporate Governance Committee from time to time by the Board of Directors.

Section 3.  Procedures, Meetings and Quorum.  The Corporate Governance Committee may make its own rules of procedures.  It shall meet on the call of the Chairman or any two (2) of its members and at any other time or times specified by the Board of Directors.  A majority of the members of the Corporate Governance Committee shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the Committee’s members shall be necessary for the taking of any action.

Section 4.  Committee to Report to Board of Directors.  All actions by the Corporate Governance Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the Corporate Governance Committee reflecting such actions shall be made available for the information of the directors attending such meeting of the Board.

ARTICLE VII - OTHER COMMITTEES

Section 1.  Designation.  The Board of Directors may, from time to time, designate other committees, with such lawfully delegated powers and duties with regard to the management of the business, property and affairs of the Company as the Board of Directors may confer, to serve at the pleasure of the Board and shall, fur those committees, elect a director or directors to serve as the member of members.  The Board of Directors shall have the power at any time to fill vacancies in, to change the size or members of, and to discharge any such committee.

Section 2.  Conduct of Business.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by statute, the Board of Directors or these By-Laws.  Adequate provisions shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum and all matters shall be determined by a majority vote of the members present.

Section 3.  Committees to Report to Board of Directors.  All actions by each committee of the Board of Directors shall be recorded in minutes of each committee’s proceedings and shall be reported to the Board of Directors at the next meeting of the Board of Directors and, unless copies thereof shall previously have been distributed to the directors, the minutes of the committee reflecting such actions shall be made available for the information of the directors attending such meeting of the Board.

ARTICLE VIII - OFFICERS

Section 1.  Executive and Other Officers.  The officers of the Company shall include a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary.  The officers of the Company may also include a Vice Chairman of the Board, one or more Presidents of the operating divisions of the Company, one or more Vice Presidents, any one or more of whom may be designated an Executive Vice President or a Senior Vice President, a Treasurer, a Controller, a General Counsel and such other officers and assistant officers as the Board of Directors from time to time may deem necessary for the proper conduct of the Company’s business.  Divisions of the Company may also have officers as designated by the Board of Directors.  One person may be elected to any one or more of the officer positions specified in these By-Laws.

Section 2.  Election and Term of Office.  The officers of the Company and any divisions of the Company shall be elected annually by the Board of Directors at the first meeting thereof after each annual meeting of stockholders.  Additional officers may also be elected by the Board of Directors at any time.  Each officer shall hold office until death, removal or resignation or until a successor is duly elected and qualified.

Section 3.  Removal and Vacancies.  Any officer may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Company would be served thereby.  All vacancies among the officers shall be filled by the Board of Directors, except that the Board of Directors in its discretion may abolish or leave unfilled when vacant any offices other than those required by applicable law.

Section 4.  Chairman of the Board.  The Chairman of the Board shall be a member of the Board and, if present, preside at meetings of the Board, and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these By-Laws.

Section 5.  Chief Executive Officer.  Subject to the control of the Board and any supervisory powers the Board may give to the Chairman of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Company, and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer, or in his or her absence a designee of the Board, shall serve as chairman of and preside at all meetings of the stockholders.  The Chief Executive Officer also shall perform all duties incidental to this office that may be required by law.  The Chief Executive Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or these By-Laws.

Section 6.  Vice Chairman.  The Vice Chairman shall have such powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws or the Chairman of the Board.

Section 7.  Presidents.  Subject to the control of the Board and the Chief Executive Officer, a President shall be the chief operating officer of the Company (or an operating division thereof, as applicable), and shall be responsible for supervising the day-to-day operations of the business of the Company (or an operating division thereof, as applicable).  A President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws or the Chief Executive Officer.

Section 8.  Vice Presidents.  The Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, then in the order of their rank (Executive Vice President,

Senior Vice President, Vice President) and within their rank by their seniority, shall in the absence or disability of the President, be vested with all the powers and shall perform all the duties of the President unless and until the Board of Directors shall otherwise determine.  A Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws, the Chief Executive Officer or a President.

Section 9.  Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositories as the Board may designate.  The Chief Financial Officer shall disburse or cause to be disbursed the funds of the Company as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, any President and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company and shall have other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws, the Chief Executive Officer or a President.

The Chief Financial Officer may be the Treasurer.

Section 10.  General Counsel.  The General Counsel shall be the chief legal officer of the Company and as such, shall:

(a)                                 Be responsible for the supervision and management of all judicial, administrative and other legal proceedings involving the Company;

(b)                                Prepare, revise or review or cause to be prepared, revised or reviewed legal documents proposed to be executed on behalf of the Company as may be requested from time to time by the directors, officers and employees of the Company;

(c)                                 Render legal opinions to the directors, officers and employees of the Company on all matters of concern to the Company as may be requested from time to time; and

(d)                                Be responsible for retaining outside counsel for the Company, as approved by the Chief Executive Officer.

In addition, the General Counsel also shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws or the Chief Executive Officer.

Section 11.  Treasurer.  The Treasurer shall have custody of and be responsible for all funds and securities of the Company except as otherwise provided by the Board of Directors.  The Treasurer shall disburse the funds and pledge the credit of the Company as may be directed by the Board of Directors and also shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws, the Chief Executive Officer, a President or the Chief Financial Officer.

Section 12.  Secretary.  The Secretary or any Assistant Secretary designated by the Secretary or the President shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required to be given to holders of the Company’s securities, and shall keep minutes of all meetings of the stockholders, the Board of Directors, the Executive Committee when required, or any other committee, if requested.  The Secretary or any Assistant Secretary shall have custody of the seal of the Company and shall have authority to affix and attest to the same on instruments requiring it.  In addition, the Secretary shall also be responsible for supervision of the activities of the Transfer Agent of the Company with regard to transfer of stock, maintenance of a list of stockholders of record and payment of dividends on Company stock.  The Secretary also shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws, the Chief Executive Officer, a President or the General Counsel.

Section 13.  Controller.  The Controller shall be the chief accounting officer of the Company.  The Controller shall cause to be maintained accurate accounts reflecting all business transactions of the Company and shall develop, coordinate and administer procedures for adequate accounting control of the Company’s revenues, expenses and capital investments.  The Controller shall report and interpret the financial results of operations to all levels of management and also shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-Laws or the Chief Executive Officer, a President or the General Counsel.

Section 14.  Other Officers.  Each of the officers elected by the Board of Directors, other than those referred to in Sections 4 through 13 of this Article, shall have such powers and duties as from time to time may be prescribed for him or her by the Board, these By-Laws, the Chairman of the Board or the Chief Executive Officer.

ARTICLE VIII - CAPITAL STOCK

Section 1.  Stock Certificates.  Each stockholder of the Company shall be entitled to one or more certificates, under the seal of the Company or a facsimile thereof, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by the stockholder in the Company; provided, however, that where such certificate is signed by a registrar acting on behalf of the Company, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company, or any officer or employee of the transfer agent, may be by facsimile.

In case any officer of the Company, or officer or employee of the transfer agent, who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the Company, or officer or employee of the transfer agent, because of death, resignation, or otherwise, before the certificate is issued, such certificate shall nevertheless be deemed adopted by the Company and may thereafter be issued and delivered by the Company as though the person who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such officer of the Company, or officer or employee of the transfer agent.

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or oilier claim to or interest in such share of shares on the part of any other person, whether or not it has actual or other notice thereof.

Section 2.  Transfer of Shares.  The shares of stock of the Company shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.

Section 3.  Lost Certificates.  A new certificate or certificates of stock may be issued in the place of any certificate alleged to have been lost, stolen, mutilated, or destroyed theretofore issued by the Company and/or by any corporation of which the Company is the successor upon the making of an affidavit of that fact by the person claiming the certificate .to be lost, stolen, mutilated, or destroyed.  The Board of Directors may, in its discretion, require the owner or the owner’s legal representatives, as a condition precedent to the issue of a new certificate, in the case of a mutilated certificate, to surrender the mutilated certificate, or in the case of a lost, destroyed or stolen certificate, to give the Company a bond sufficient to indemnify it or its transfer agent, or both, against any claim that may be made on account of the alleged loss, destruction or theft of any such certificate or the issuance of any such new certificate.

Section 4.  Dividends.  Subject to the provisions of law and the Certificate of Incorporation, dividends upon the capital stock of the Company to any class or series of shares thereof may be declared by the Board of Directors at any regular or special meeting, payable in cash, property or shares of the Company’s capital stock, at such times and in such amounts as the Board of Directors, in its sole discretion, may think appropriate and in the best interest of the Company.

ARTICLE IX - EXECUTION OF DOCUMENTS AND INSTRUMENTS

Section 1.  Deeds, Leases and Contracts.  Except as otherwise provided by these By-Laws, the Board of Directors, or any officers of the Company authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances.

Section 2.  Checks, Drafts and Notes.  From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company.  Subject to Section 3 of this Article X, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.  Subject to Section 3 of this Article X, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  Authorization of Indemnification.  Any indemnification under this Article X (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination).  Such determination shall be made, with respect to former directors and officers, by any person or persons authorized by the Board to act on the matter on behalf of the Company.  To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.  Good Faith Defined.  For purposes of any determination under Section 3 of this Article X, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other Company or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article X, as the case may be.

Section 5.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.  Nonexclusitivity of Indemnification.  The indemnification provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article X but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 7.  Insurance.  To the fullest extent permitted by the DGCL or any other applicable law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

Section 8.  Certain Definitions.  For purposes of this Article X, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued.  For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article X.

Section 9.  Survival of Indemnification.  The rights to indemnification conferred by this Article X shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 10.  Limitation on Indemnification.  Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

Section 11.  Indemnification of Employees and Agents.  The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification to employees and agents of the Company similar to those conferred in this Article X to directors and officers of the Company.

Section 12.  Effect of Amendment or Repeal.  Neither any amendment or repeal of any Section of this Article X, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article X, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article X existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article X, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article X, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI - MISCELLANEOUS PROVISIONS

Section 1.  Corporate Seal.  The corporate seal shall be circular, shall bear the name of the Company, the year of its organization and the words “Corporate Seal, Delaware,” and shall be in such form as shall be prescribed by the Board of Directors from time to time.  Divisions of the Company may have seals as prescribed by the Board of Directors.

Section 2.  Fiscal Year.  The fiscal year of the Company shall end on December 31st of each year.

Section 3.  Notices.  Whenever the provisions of statute, the Certificate of Incorporation or these By-laws require notice to be given to any director or stockholder, such notice, if in writing, shall be deemed validly given if delivered personally or by depositing the same in a United States post office or letter box in a sealed postpaid wrapper addressed to the last known address of the director or to the address of the stockholder appearing on the Company’s stock records.  Notices so mailed shall be deemed to have been given at the time of their mailing.  Stockholders not entitled to vote at any meeting need not be given notice thereof except as otherwise provided by statute.

Section 4.  Waiver of Notices.  A waiver in writing of any notice referred to in Section 3 of this Article, if signed by the director or stockholder entitled thereto, shall be deemed equivalent to the giving of such notice, regardless of when such waiver is signed or delivered to the Company.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.  Resignations.  Any resignation of a director shall be made in writing and shall take effect on the earlier of its acceptance by the board of directors or ten (10) days after its receipt by the President or Secretary.  Any resignation of a member of a committee or officer shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary.

Section 6.  Inspection of Books.  The Board of Directors shall determine from time to time whether the accounts and books of the Company, or any of them, shall be opened to the inspection of stockholders and, if permitted, when and under what conditions and regulations the accounts and books of the Company, or any of them, shall be open to the inspection of stockholders, and the stockholders’ rights in this respect shall be restricted and limited accordingly.

Section 7.  Amendment of By-Laws.  The stockholders, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, or the Board of Directors, by the affirmative vote of a majority of the directors then in office, may at any meeting, if the substance of the proposed amendment shall have been stated in the notice of meeting, amend, alter or repeal any of these By-Laws.

Section 8.  Severability.  In case any one or more of the provisions contained in these By-Laws shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and these By-Laws shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.